U.S. ELECTRICAR, INC.

                                  REGULATION S

                         COMMON STOCK PURCHASE AGREEMENT




                                FEBRUARY 27, 1997


THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S) WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.




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







THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S) WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT is made effective for reference purposes only as of February 27, 1997, by and between U.S. Electricar, Inc., a California corporation (the "Corporation") and HYUNDAI MOTOR COMPANY whose signature appears on the signature page to this Agreement (the "Investor").


                                  R E C I T A L

         The Investor desires to purchase from the Corporation, and the Corporation desires to sell to the Investor, certain common stock shares of the Corporation, on the terms and conditions hereinafter set forth.


                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

         1.       Purchase and Sale of Shares/Execution of Technical Agreement.

                  a. Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the undersigned Investor agrees to purchase at the Closing (as defined below) and the Corporation agrees to sell and issue to the Investor at the Closing, that number of common stock shares (the "Shares") set forth under Schedule 1 of the signature page attached to this Agreement at the price set forth under Schedule 1 of the signature page attached to this Agreement (the "Purchase Price"). All monetary references in this Agreement are to United States of America dollars.

                  b. Payment and Delivery. The Investor shall purchase the Shares by (i) the cancellation of any indebtedness owed to Investor by the Corporation as set forth on Schedule 1 and (ii) making payment to U.S.
Electricar, Inc. in cash by check or wire transfer of the balance of funds necessary to equal the Purchase Price delivered to the Corporation on, or before, the date set forth on Schedule 1 attached to the signature page hereto (the "Closing").

                  c. License Agreement. Contemporaneously with Investor's purchase of the Shares, Investor and the Corporation shall enter into a License Agreement in form and substance as shall be mutually agreed upon by the parties as evidenced by their execution thereof in consideration of Investor's payment to the Corporation in cash at the Closing of that sum as set forth on Schedule 1., and the payment obligations set forth in said Amendment.

         2. Delivery of Shares. Upon the Investor's delivery of the Purchase Price in full and a fully executed and completed original of this Agreement to the Corporation, and after the Corporation determines that all applicable securities laws have been satisfied, the Corporation will deliver to the Investor at the address indicated on Schedule 1 within five (5) business days after the Closing a share certificate for the Shares dated as of the Closing. As of the Closing, the Investor shall be deemed the owner of the Shares. Investor shall provide the Corporation with instructions for registration and delivery of the Shares as set forth on Schedule 1. Any instructions for registration of the Shares in a name other than that of the Investor shall require such registered owner to affirm Investor's warranties and representations set forth herein.

         3.  Corporation's   Representations,   Warranties  and  Covenants.  The
Corporation hereby represents, warrants and covenants to the Investor as follows:

                  a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validity existing and in good standing under the laws of the State of California. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. The Corporation is duly qualified to do business in the jurisdictions where it is currently doing business.

                  b. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation's obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Corporation is, and at all times during the offer and sale of the Shares, will be a "reporting issuer" as that term is defined under Regulation S.

                  c. No Breach. The issue and sale of the Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation's incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument or any order, writ, judgment or decree to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

                  d. Pending or Threatened Claims. Except as disclosed in Exhibit A ("Risk Factors"), attached hereto and incorporated herein by this reference, neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

                  e. No Preemptive Rights. There are no preemptive rights of any shareholder of the Corporation with respect to the Shares.

                  f.   Authorized   Shares.   The   Corporation  has  sufficient
authorized and unissued shares of its common stock to provide for the issuance and delivery of the Shares as provided under this Agreement.

                  g. Compliance with Regulation S. The Corporation represents and warrants that it has complied, and covenants that until the end of the applicable Regulation S restricted period it will comply with all of the requirements of Rule 903(a), (b) and (c)(3) of Regulation S applicable to the Corporation with respect to the offer and sale of the Shares, including but not limited to the requirement not to engage in any "directed selling efforts" (as defined in Regulation S) in the United States with respect to the Shares.

         4. Investor Representations and Warranties. The Investor represents and warrants to the Corporation that:

                  a. Account/Regulation S. The Investor is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Shares. The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. The Investor understands that the Corporation is relying on the rules and regulations governing offers and sales made outside the United States to non-"U.S. Persons" pursuant to Regulation S under the Securities Act.

                  b. Access to Data. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information which the Investor has deemed necessary or appropriate for deciding whether or not to purchase the Shares, including an opportunity to receive, review and understand the disclosures and information regarding the Corporation's financial statements, capitalization and other business information as set forth in Corporation's filings with the Securities and Exchange Commission through December 16, 1996, all incorporated herein by reference, together with all exhibits referenced therein as well as the Corporation's Private Placement Memorandum dated January 2, 1996 prepared for the Corporation's trade creditors. Attached hereto as Exhibit B and incorporated herein by reference is the Corporation's approximate Pro-Form Capitalization as of the date hereof. The Investor acknowledges that no other representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

                  c. No Fairness Determination. The Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

                  d. Knowledge And Experience. The Investor has such knowledge and experience in financial and business matters, including investments in other start-up companies, that it is capable of evaluating the merits and risks of the investment in the Shares, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he is capable of utilizing the information made available to him in connection with the offering of the Shares, of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect to the Shares, including assessment of the Risk Factors attached hereto as Exhibit A and incorporated herein by reference.

                  e. Limited Public Market. The Investor is aware that there is currently a very limited "over-the-counter" public market for the Corporation's registered securities and that the Corporation became a "reporting issuer" under the Securities Exchange Act of 1934, as amended, on January 27, 1995. There is no guarantee that a more established public market will develop at any time in the future. The Investor understands that the Shares are all unregistered and may not presently be sold in even this limited public market. The Investor understands that the Shares cannot be readily sold or liquidated in case of an emergency or other financial need. The Investor has sufficient liquid assets available so that the purchase and holding of the Shares will not cause it undue financial difficulties.

                  f. Investment Experience. The Investor is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                           (i) A person or entity who is a director or executive
officer of the Corporation;

                           (ii) Any bank as defined  in  Section  3(a)(2) of the
Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to
Section 15 of the Exchange Act; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                           (iii) Any  private  business  development  company as
defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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

                           (iv) Any organization  described in Section 501(c)(3)
of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

                           (v) Any natural person whose individual net worth, or
joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           (vi) Any natural person who had an individual  income
in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                           (vii)  Any  trust,  with  total  assets  in excess of
$5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                           (viii) Any  entity in which all of the equity  owners
are accredited investors.

As used in this Section 4(f), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 4(f), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         5.       Restrictions On Transfer Re Regulation S.

                  a. Not A "U.S. Person." The Investor hereby certifies that (i) it is not a "U.S. Person" as defined under Rule 902, Section (o) of Regulation S promulgated under the Securities Act (a copy of which is attached hereto as Schedule 2) and is not acquiring the Shares for the account or benefit of any U.S. Person, and (ii) it is acquiring the Shares in an "offshore transaction" as defined under Section (i) of such Rule 902 (a copy of which is attached hereto as Schedule 3).

                  b. Transfer Restrictions. The Investor shall not attempt to have registered any transfer of the Shares not made in accordance with the provisions of Regulation S. In addition to any other restrictions on transfer set forth in this Agreement, the Investor agrees to transfer the Shares only (i) in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and (ii) in accordance with any applicable state securities laws. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to and the Investor warrants and represents the following:

                           (i) The Investor  shall not sell the Shares  publicly
or privately, or through any short sale, or other hedging transaction to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for the restricted period mandated by Regulation S after the purchase of the Shares unless registered or exempt from registration;

                           (ii) Any other  offer or sale of the Shares  shall be
made only if (A) during the restricted period any subsequent purchaser certifies in writing that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person, or (B) after the restricted period the Shares are purchased in a transaction that did not require registration under the Securities Act and applicable Blue Sky laws; and

                           (iii) Any  transferee  of the Shares who acquires the
Shares during the Regulation S restricted period shall agree in writing to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.


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


                  c. Restrictions On Resales In the United States. The Investor understands and acknowledges that the Securities Act prohibits resales of securities in the United States except pursuant to an effective registration statement or an exemption from registration for which the Shares and the
Investor holding such Shares qualifies. The Investor understands and acknowledges the requirements for qualifying for an exemption from registration afforded by Section 4 of the Securities Act and that there can be no assurance that the Investor will be able to qualify for such an exemption from registration.

         6. Public Offering Lock-Up. For one period of up to  one-hundred-eighty
(180) days (the "Stand-off Period"), Investor shall not transfer or sell its Shares to any person or entity if requested by the Corporation upon at least thirty (30) days prior written notice given, on, or after, the termination of the Regulation S restricted period hereunder in contemplation of a public registration. Notwithstanding the foregoing, this right may be exercised only one time by the Corporation.

         7. Restrictive Legends. Each certificate evidencing the Shares which the Investor may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with legends substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT
         BE  OFFERED  OR SOLD  WITHOUT  REGISTRATION  UNDER THE ACT  UNLESS  THE
         CORPORATION RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO REGULATION S UNDER THE ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER DURING A "STAND-OFF PERIOD" OF UP TO 180 DAYS AS PROVIDED IN THAT CERTAIN FEBRUARY ____, 1997, AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE CORPORATION. THE CORPORATION WILL NOTIFY THE TRANSFER AGENT OF THE STARTING DATE OF ANY SUCH STAND-OFF PERIOD AND WILL ISSUE STOP-TRANSFER INSTRUCTIONS APPLICABLE TO THE STAND-OFF PERIOD. WHENEVER THE TRANSFER AGENT HAS RECEIVED NO SUCH STOP TRANSFER INSTRUCTIONS FROM THE CORPORATION, THE TRANSFER AGENT IS HEREBY AUTHORIZED AND DIRECTED TO CONCLUSIVELY PRESUME THAT NO STAND-OFF PERIOD IS IN EFFECT TO PREVENT THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. IMMEDIATELY AFTER THE EXPIRATION DATE OF ANY STAND-OFF PERIOD (WHICH SHALL FALL NOT LATER THAN 180 DAYS AFTER THE STARTING DATE), THIS RESTRICTIVE LEGEND AND ANY RELATED STOP TRANSFER INSTRUCTIONS GIVEN BY THE CORPORATION TO THE TRANSFER AGENT SHALL BE OF NO FURTHER FORCE OR EFFECT, AND THE TRANSFER AGENT IS HEREBY AUTHORIZED AND DIRECTED, AT ANY TIME ON OR AFTER THE EXPIRATION DATE OF THE STAND-OFF PERIOD, TO ISSUE A NEW CERTIFICATE WITHOUT THIS LEGEND IN EXCHANGE FOR THIS LEGENDED CERTIFICATE UPON SURRENDER BY AND AT THE REQUEST OF THE HOLDER WITHOUT FURTHER AUTHORIZATION FROM THE CORPORATION.

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Shares during the Regulation S restricted period and the Stand-off Period.

         8. Reliance. The Investor is aware that the Corporation is relying on the accuracy of the above representations to establish compliance with Federal and State securities laws. If any such warranties or representations are not true and accurate in any respect as of the Closing, Investor shall so notify the Corporation in writing immediately and shall be cause for rescission by the Corporation at its sole election. The Investor shall indemnify the Corporation and its affiliates, legal counsel and agents against all losses, claims, costs, expenses and damages or liabilities, including reasonable attorneys' fees, which such parties may suffer or incur caused or in connection with or arising out of, directly or indirectly, from their reliance on such warranties and representations.

          9.      Miscellaneous.

                  a. Survival.  The representations,  warranties,  covenants and
agreements   made  herein  shall   survive  the  closing  of  the   transactions
contemplated hereby.

                  b. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  c. Entire  Agreement.  This  Agreement  and the  Exhibits  and
Schedules attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and the Investor.

                  d. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                  e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  f. Applicable Law. This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  g. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of San Francisco, State of California.

                  h. Authority. If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of the Investor has been duly authorized and is duly qualified to execute and deliver this Agreement on behalf of Investor in connection with the purchase of the Shares and (ii) the signature of such individual is binding upon Investor.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

INVESTOR                                   U.S. ELECTRICAR, INC.
HYUNDAI MOTOR COMPANY

By:  /s/ Y.I. Lee                          By:  /s/ Roy Y. Kusumoto
   ------------------------                   ----------------------------------
   Y.I. Lee/Vice President                    Roy Y. Kusumoto/President and CEO



                                   SCHEDULE 1

Purchase Price Per Share:                   US $0.30

Aggregate Purchase Price                    US $2,520,000

Total Number of Shares                      8,400,000

Purchase Date:                              March 1, 1997

Name of Registered Owner(s)
of Shares                                   Hyundai Motor Company

Address for delivery of Shares              140-2 Kye-Dong, Chongro-Ku, Seoul
                                            110-793 Korea

                                   SCHEDULE 2
                           Definition of "U.S. Person"

         "Reg. ss.230.902. As used in Regulation S, the following terms shall have the meanings indicated: . . .

         (o) U.S. Person.

         (1)      "U.S. person" means:
                  (i) any natural person resident in the United States;
                  (ii) any partnership or corporation organized or incorporated under the laws of the United States;
                  (iii) any estate of which any executor or administrator is a U.S. person;
                  (iv) any trust of which any trustee is a U.S. person;
                  (v) any agency or branch of a foreign entity located in the United States;
                  (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
                  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
                  (viii) any partnership or corporation if:
                  (A) organized or incorporated under the laws of any foreign jurisdiction; and
                  (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act (ss.230.501(a) of this chapter)) who are not natural persons, estates or trusts.

         (2) Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

         (3) Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:
                  (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
                  (ii) the estate is governed by foreign law.

         (4) Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

         (5) Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

         (6) Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:
                  (i) the agency or branch operates for valid business reasons; and
                  (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

         (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                   SCHEDULE 3

                      Definition of "Offshore Transaction"

         "Reg. ss.230.902. As used in Regulation S, the following terms shall have the meanings indicated: . . .

         (i) Offshore Transaction.

         (1) An offer or sale of securities is made in an "offshore transaction" if:
                  (i) the  offer is not made to a person in the  United  States;
         and
                  (ii) either:
                  (A) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States; or
                  (B) for purposes of:
                                    (1) ss.230.903,  the transaction is executed
                           in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States; or
                                    (2) ss.230.904,  the transaction is executed
                           in, on or through the facilities of a designated offshore securities market described in paragraph (a) of this section, and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States.

                  (2) Notwithstanding paragraph (i)(1) of this section, offers and sales of securities specifically targeted at identifiable groups of U.S. citizens abroad, such as members of the U.S. armed forces serving overseas, shall not be deemed to be made in "offshore transactions."

                  (3) Notwithstanding paragraph (i)(1) of this section, offers and sales of securities to persons excluded from the definition of "U.S. person" pursuant to paragraph (o)(7) of this section or persons holding accounts excluded from the definition of "U.S. person" pursuant to paragraph (o)(2) of this section, solely in their capacities as holders of such accounts, shall be deemed to be made in "offshore transactions."

                            EXHIBIT A - RISK FACTORS

INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE MATTERS SET FORTH ELSEWHERE IN THIS AGREEMENT, THE FOLLOWING FACTORS.

                EXHIBIT B - APPROXIMATE PRO FORMA CAPITALIZATION



                                    EXHIBIT A

                                  RISK FACTORS

INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE MATTERS SET FORTH ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT, THE FOLLOWING FACTORS.

         Debt Restructuring. As a result of the Corporation's insolvency in March 1995, the Corporation entered into agreements in March and April 1995 with its secured creditors and largest unsecured creditor, to restructure debt in the aggregate amount of approximately $22 million. In addition, in April 1995, an informal committee of the Corporation's unsecured antecedent trade creditors was established, and in August 1995, this committee recommended for approval by the Corporation's creditors and shareholders a voluntary restructuring of the Corporation's unsecured trade debt ("Debt Restructuring Plan"). In early 1996, the Corporation's shareholders approved and accepted the terms of the restructuring plan. The terms of the Debt Restructuring Plan are set forth in the Private Placement Memorandum dated January 2, 1996, a copy of which has been delivered to and is available for review by the Purchaser and its counsel upon request.

         Pursuant to the Debt Restructuring Plan, and as of October 31, 1996, the Corporation believes it has received and approved approximately $11,751,000 or 84% acceptances by its antecedent trade creditors. Outstanding antecedent debt of approximately $2,254,000 has not been settled. As of January 1997, the Corporation issued 1,587,473 shares of Series B Convertible Preferred Stock as payment of $3,175,000 of debt owed to qualified unsecured creditors under the Corporation's Debt Restructuring Plan. This stock is convertible into 10,583,682 shares of common stock. In addition, the Corporation and its secured creditors have converted approximately $15,000,000 in debt into approximately 50,000,000 shares of common stock. The Corporation and its secured creditors may elect, however, to keep the remainder of the secured debt outstanding until substantially all of this remaining unsecured antecedent trade debt has accepted the Corporation's Debt Restructuring Plan.

         THERE CAN BE NO ASSURANCE THAT THE CORPORATION WILL BE ABLE TO CONTINUE TO EFFECTUATE THE DEBT RESTRUCTURING. TO THE EXTENT THAT THE CORPORATION IS UNABLE TO CONTINUE TO EFFECTUATE THE VOLUNTARY RESTRUCTURING OR OTHERWISE REFINANCE OR CONVERT SUCH DEBT AND ADDITIONAL FUNDING IS NOT AVAILABLE, THE CORPORATION WOULD BE FORCED TO SEEK PROTECTION UNDER APPLICABLE BANKRUPTCY AND INSOLVENCY LAWS.

         Additional Funding. The Corporation's planned expenditures are based primarily on its internal estimates of future sales and ability to raise additional financing. If revenues or additional financing do not meet the Corporation's expectations in any given period of time, the adverse impact on the Corporation's finances will be magnified by the Corporation's inability to adjust spending quickly enough to compensate for revenue or financing shortfalls. Significant additional funding will be required throughout 1997 to continue operations, and there can be no assurance that the Corporation will be able to secure such additional financing on favorable terms, or at all. As of October 31, 1996, the Corporation had cash of $51,000, including $2,000 held in escrow for antecedent debt and together with its subsidiaries had receivables which were not more than sixty days past due of approximately $357,000 which the Corporation believes have a reasonable likelihood of being collected. There is no guaranty that all or any of the Corporation's remaining unsecured creditors representing in excess of $2.2 million in debt will agree to the proposed debt restructuring/repayment plan or any other plan. In connection with the sale, the Company issued 13 million cashless warrants with an exercise price of $0.30 per share. These warrants can be exercised for no cash if the price of the Company's common stock is at least double the exercise price for a period of 20 days.

         Going Concern/NOL. The Corporation has experienced recurring losses from operations, use of cash from operations and had an accumulated deficit of $79,661,000 at October 31, 1996, which deficit as of July 31, 1996, was approximately $76,990,000. (See "Increasing and Continued Losses" below). There is no guaranty, however, that any net operating losses will be available to the Corporation in the future as an offset against future profits. A substantial portion of the losses are attributable to research, development and other start-up costs associated with the Corporation's changing business focus from retail and mail order operations to the production of electric vehicles and electric power-train systems. Cash flows from future operations may not be sufficient to enable the Corporation to achieve profitable operations as previously disclosed in the preceding paragraph. Market conditions and the Corporation's financial position may inhibit its ability to achieve profitable operations. These factors as well as others indicate the Corporation may be unable to continue as a going concern unless it is able to obtain significant additional financing and generate sufficient cash flows to meet its obligations as they come due and sustain its operations. The Corporation estimates that it will need additional outside financing for at least approximately two more years to continue funding the development of its products and the growth of its business before cash from operations is sufficient to fund the Corporation's business operations. The Corporation estimates that it will need approximately $8 million in additional outside funding through calendar 1997, without the payment of past due debts owed to creditors. The Corporation's audited financial statements included in the Form 10-K for fiscal year 1996 also include a "Going Concern" qualification from the Corporation's auditors.

         Increasing and Continued Losses. The Corporation was founded in 1976, but initial sales were very limited and the Corporation was unprofitable as a manufacturer of solar powered toys. The Corporation has been profitable in only one year, fiscal year 1986. For the fiscal years ended July 31, 1994, 1995 and 1996, the Corporation had substantial net operating losses of $25,021,000, $37,565,000 and $9,354,000, respectively, on sales of $5,787,000, $11,625,000 and $4,209,000, respectively. Through the first three months of fiscal 1997, the Corporation lost an additional $2,671,000 on sales of $527,000. There can be no assurance that the Corporation will be able to achieve profitability.

         Source of Revenues. In 1991, the Corporation started to generate a significant portion of its revenues from the sale of electric vehicles. The Corporation intends to substantially increase its revenue from the sale of electric vehicles. However, there can be no assurance that demand for these products will warrant the Corporation's anticipated expenditures, or that the Corporation will be successful in engineering and marketing these products or deriving any sort of profit from such revenues. Due to the lack of capital and other factors, the Corporation has recently furloughed a significant portion of its production workforce. This action will significantly impact the Corporation's ability to generate revenue near term.

         General Economic Conditions. The financial success of the Corporation may be sensitive to adverse changes in general economic conditions, such as inflation, unemployment, and consumer demand for the Corporation's products. These changes could cause the cost of supplies, labor, and other expenses to rise faster than the Corporation can raise prices. Such changing conditions also could significantly reduce demand in the market place for the Corporation's products. The Corporation has no control over any of these changes.

         Growth Stage Company; Reevaluation of Business Plans. Although the Corporation was originally founded in 1976, many aspects of the Corporation's business are still in the early growth stage development, and its proposed operations are subject to all of the risks inherent in a start-up or growing business enterprise, including the likelihood of continued operating losses. The likelihood of the success of the Corporation must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of an existing business, the development of new products and channels of distribution, and current and future development in several key technical fields, as well as the competitive and regulatory environment in which the Corporation will operate.

         In response to the severe cash shortage experienced by the Corporation, in March 1995, the Corporation initiated steps to restructure its organization and operations in an effort to stabilize and improve the Corporation's financial condition. Beginning in March 1995, the Corporation focused its resources on the production of off-road industrial vehicles and on-road buses and ceased ordering new inventory for its on-road conversion business; however, the Corporation intends to finish converting and selling its existing inventory of on-road vehicles. The Corporation is currently re-evaluating all aspects of its business, including each of its product lines, in view of its capital constraints as well as competitive market conditions. To the extent the Corporation determines to discontinue any of its product lines, potential sources of revenue from those product lines would be eliminated. In Fall 1996, the Corporation sold the assets of Industrial Electric Vehicles, Inc., and ceased production of industrial vehicles domestically. For the first nine months of Fiscal 1996, industrial vehicle sales were $1.7 million, or approximately 50% of the Corporation's sales. In December 1996, the Corporation decided to concentrate its sales activities on two product lines; the first product line is the drive train system; and the second is the Electrolite Vehicle.

         Dependence on Key Personnel. The success of the Corporation is largely dependent on its key management and technical personnel, including Roy Kusumoto, the Corporation's Chief Executive Officer, and Dan Rivers, Don Kang and Abas Goodarzi, the loss of one or more of whom could adversely affect the Corporation's business. Additionally, in order to successfully implement its anticipated growth, the Corporation will be dependent upon its ability to hire additional qualified personnel. There can be no assurance that the Corporation will be able to retain or hire other necessary personnel. The Corporation does not maintain key man life insurance on any of its key personnel. The Corporation believes that its future success will depend in part upon its continued ability to attract, retain and motivate additional highly skilled personnel, including engineers, who are in great demand.

         Insurance and Potential Liability. The Corporation maintains insurance, including insurance relating to personal injury and product liability, in amounts which the Corporation currently considers adequate. Nevertheless, a partially or completely uninsured claim against the Corporation, if successful and of sufficient magnitude, could have a material adverse effect on the Corporation. In addition, the Corporation's severe cash shortage may adversely affect its ability to continue to maintain its insurance coverage.

         Nature of Industry. The electric vehicle industry is in its infancy. Although the Corporation believes that it has manufactured more electric vehicles than any other company in the United States based on its own knowledge of the industry, there are many large and small companies, both domestic and foreign, now in, poised to enter or entering this industry. This EV industry is subject to rapid technological change. Most of the major domestic and foreign automobile manufacturers (i) have produced design-concept electric vehicles, and/or (ii) have developed improved electric storage, propulsion and control systems, and/or (iii) are planning to enter the field. Various non-automotive companies are also developing improved electric storage, propulsion and control systems. Demand for and interest in electric vehicles appears to be increasing. However, growth in the present limited demand for electric vehicles depends upon
(A) future regulation and legislation requiring more use of non-polluting vehicles, (B) the environmental consciousness of customers and (C) the ability of electric vehicles to successfully compete with vehicles powered with internal combustion engines.

         Uncertainty of Product Market and Acceptance; Changed Legislative Climate. Because vehicles powered by internal combustion engines cause pollution, there is significant public pressure in Europe and Asia, and enacted or pending legislation in the United States at the federal level and in certain states, to promote or mandate the use of vehicles with no tailpipe emissions ("zero emission vehicles") or reduced tailpipe emissions ("low emission vehicles"). To date, substantially all zero emission vehicles designed and produced have been electric vehicles, and most low emission vehicles have been powered by natural gas or have been hybrid vehicles using two or more powering systems. The Corporation believes that legislation requiring or promoting zero emission vehicles or low emission vehicles is necessary to create a significant commercial market for electric vehicles. There can be no assurance, however, that further legislation will be enacted or that current legislation will not be repealed or amended, or that a different form of zero emission or low emission vehicle will not be invented, developed and produced, and achieve greater market acceptance than electric vehicles. Following the state and federal elections in November 1994, the Corporation believes that the changed legislative climate in the United States may result in extensions, modifications or reductions of current federal and state legislation, mandates and potential tax incentives which could adversely affect the Corporation's business prospects if implemented. In April 1996, California altered its mandate requirements by extending the implementation date and establishing voluntary compliance. Additional information regarding the status of legislative mandates and initiative is available in the Corporation's Form 10K for the fiscal year ended July 31, 1996 filed with the Securities and Exchange Commission.

         Competition. There are many companies, including several major automobile companies and electronics firms, actively engaged in the research and development of electric vehicles. Many have far greater resources and marketing abilities than the Corporation. Although the Corporation believes it has sold more electric vehicles than any other company in the United States, there can be no assurance that the Corporation will retain this advantage or be able to compete in the future with the companies in or entering the electric vehicle market. The major automobile manufacturers have a distinct advantage over the Corporation if they decide to compete with the Corporation in the retrofit/conversion EV business, should the Corporation continue in this business. Their vast resources would pose a distinct disadvantage to the Corporation. Direct competition from the "Big Three" could possibly inhibit the Corporation from obtaining the vehicles it needed without additional cost. The Corporation, believes, however, that the niche fleet market which it has targeted is presently too small for the large automobile manufacturers to pursue on a competitive basis with the Corporation.

         Dependence On Suppliers/Outside Parties. Certain components used in the Corporation's electric vehicles are available only from a limited number of sources. If such sources are unable or unwilling for any reason to manufacture and sell these unique components, the Corporation at the present time would have no other supplier. Additionally, the Corporation intends to develop close relationships with other suppliers of propriety components, such as batteries, which the Corporation will integrate into its retrofitted and OEM electric vehicles. The Corporation's reliance on these limited source suppliers could cause shortages of certain key components, or the inability to find comparable replacements at any cost or time could significantly impair the Corporation's financial performance and relationships with its customers.

         Rapid Technological Change. The Corporation's existing products are designed for use with, and are dependent upon, existing electric vehicle technology. As technologies change, and subject to the Corporation's limited available resources, the Corporation plans to upgrade or adapt its products in order to continue to provide products with the latest technology. However, there can be no assurance that the Corporation will be able to avoid technological obsolescence of its products or that the Corporation's research and development efforts will be able to adapt to changes in or create the necessary "leading-edge" technology to stay competitive. Further proprietary technology development by others could prohibit the Corporation from using its own technology.

         Minimal Barriers to Entry. Other than its trademarks and its distribution arrangements with suppliers of subcomponents, the Corporation does not presently license or own any proprietary technology and, therefore, has created little or no barrier to entry for competitors other than the time and significant expense required to assemble and develop similar production and design capabilities. Competitors of the Corporation may enter into exclusive arrangements with current or potential suppliers for the Corporation, thereby potentially giving such competitors a competitive edge which the Corporation might not be able to overcome.

         No Dividends.No Dividends. To date, the Corporation has not paid any dividends on its Common Stock or Preferred Stock and does not intend to declare any dividends in the foreseeable future on its Stock.

         Preferred Stock Preferences. The Corporation's Series A and Series B Preferred Stock has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation or dissolution of the Corporation. In addition, the Board of Directors of the Corporation also has the authority to issue additional preferred stock in one or more series and to fix the voting and other powers, designations, dividends, preferences and relative participation, optional, conversion, exchange, redemption and other special rights and qualifications, limitations or restrictions thereon of any such series of preferred stock. Such rights could adversely affect the existing or future rights of the units of Common Stock with respect to the existing Series A Preferred Stock and as to any new series of Preferred Stock. In connection with the restructuring of the Corporation's unsecured debt, the Corporation shall issue shares of Series B Preferred Stock that will have certain preferences over the Common Stock and the Series A Preferred Stock with respect to dividends and the distribution of assets in the event of a liquidation or dissolution. See Risk Factors -- Debt Restructuring.

         Units Eligible for Future Sale. No prediction can be made as to the effect, if any, that substantial and significant sales of new units of Common Stock or the availability of such unitsfor sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the future may adversely affect prevailing prices for the Corporation's Common Stock and could impair the
Corporation's ability to raise capital through the sale of its equity securities. As of January 31, 1997, the Corporation had issued and outstanding approximately 131,000,000 shares, of which over 1,000,000 shares are free trading with the remainder restricted pursuant to Rule 144 or Regulation S.

         Leverage; Cash Flow. Any indebtedness being assumed by the Corporation in connection with its financing activities poses significant risks to potential investors, particularly in view of the Corporation's loss history. The ability of the Corporation to generate sufficient cash flow to make payments with respect to any debt of the Corporation will depend upon the future performance of the Corporation, which will be subject to factors beyond the Corporation's control. No assurance can be given that the Corporation will be able to fund its working capital needs and to satisfy its principal and interest requirements from internally generated funds.

         Creditor  Claims and  Litigation  [Shareholder]  Claims.  The  informal
Creditors Committee of the Corporation recommended in 1995 a voluntary moratorium on pursuing unsecured claims (a copy of which is available for review by the Purchaser and its counsel upon request). There is no guarantee, however, that this moratorium will continue. In addition, certain unsecured creditors representing approximately $650,000 in principal and interest have nevertheless filed or threatened to file lawsuits if they are not paid. Judgments have been awarded to unsecured creditors who filed lawsuits for claims representing an aggregate of approximately $450,000 in principal and interest. On September 30, 196, a suit was filed by Anthony Vicari in proper against the Corporation in San Francisco Superior Court, alleging that plaintiff and defendant entered into an oral agreement whereby defendant agreed to give plaintiff $1,000,000 and 80,000 shares of defendant's stock as compensation for seeking and arranging a joint business venture agreement with a Mexican company. The complaint seeks compensatory damages in an unspecified amount, punitive damages, attorneys' fees and costs, specific performance under the oral agreement, and an aware of 80,000 shares of stock. The Corporation was served on January 16, 1997, and has just begun to investigate this matter and has retained counsel.

                EXHIBIT B - APPROXIMATE PRO FORMA CAPITALIZATION

                             U.S. Electricar, Inc.
                           Stock Capitalization Table
                                January 31, 1997
                                  (UNAUDITED)

                                                                Shares @       Shares @       Shares @
Shares                                                          7/31/95        7/31/96         1/31/97
--------------------------------------------------------------------------------------------------------
Common                                                         55,672,992    120,220,248    130,969,477
Series A Preferred                                              6,274,335      4,010,159      3,860,931
Series B Convertible Preferred                                                 1,587,473      1,587,473
--------------------------------------                     ---------------------------------------------
                                                               61,947,327    125,817,880    136,417,881
--------------------------------------                     ---------------------------------------------

                                                           ---------------------------------------------
Warrants                                                        4,667,428      2,180,000      2,180,000
                                                           ---------------------------------------------

                                                           ---------------------------------------------
Cashless Warrants                                                             15,333,332     15,333,332
                                                           ---------------------------------------------




                                                           ---------------------------------------------
Options -- Employee Plan                                       16,399,200     16,570,778     23,770,778
                                                           ---------------------------------------------

                                                           ---------------------------------------------
Options -- Non-Plan                                             2,268,766      1,695,000      1,695,000
                                                           ---------------------------------------------
--------------------------------------                     ---------------------------------------------
                               Total:                          85,282,721    161,596,990    179,396,991
--------------------------------------                     ---------------------------------------------



                                                           ---------------------------------------------
Convertible Debt and Bonds:                                                   20,000,000     24,866,666
                                                           ---------------------------------------------

--------------------------------------                     ---------------------------------------------
Total Shares -- Fully Diluted                                  85,282,721    181,596,990    204,263,657
--------------------------------------                     ---------------------------------------------


                                                             ProForma

                                      ------------------------------------------------------------------
Common Stock (Hyundai)                                                                       12,000,000
                                      ------------------------------------------------------------------


                                      ------------------------------------------------------------------
Convertible Debt                                                                              4,799,999
                                      ------------------------------------------------------------------


--------------------------------------                     ---------------------------------------------
Total Shares -- Fully Diluted                                  85,282,721    181,596,990    221,063,656
--------------------------------------                     ---------------------------------------------


                                    ADDENDUM

                          Hyundai Motor Company ("HMC")
                                       and
                Hyundai Electronics Industries Co., Ltd. ("HEI")
                                       and
                          U.S. Electricar, Inc. ("USE")

                                February 27, 1997


Regarding the 12 April 1996 Agreement bvetween HMC and USE/SC (hereinafter "the Agreement"), it is agreed that all references to HMC may mena either HMC exclusively or HMC and HEI.

Specially, due to the participation of HEI, each party agrees the amendment of the Agreement as follows;

1) with respect to the purchase of 12,000,000 shares of USE, the break down and the price shall be as follows;

     HMC: 8,400,000 shares (70%) at a price of US $0.30.
     HEI: 3,600,000 shares (30%) at a price of US $0.30.

2)   HMC and HEI shall pay royalties as follows;

     HMC: US $1,295,000 of the paid-up royalty and US $105,000 of the running royalty*).

     HEI: US $555,000 of the paid-up royalty and US $45,000 of the running royalty*).

     *) The running royalty shall be paid on or before the anniversary of the Effective date of the License Agreement, through and including the sixth anniversary of the License Agreement.

All other terms and conditions of the 12 April 1996 Agreement remain in full force and effect.


       Hyundai Motor Company

By:    /s/  Y. I. Lee
     ---------------------------------
       Y. I. Lee / Vice President


       Hyundai Electronics & Industries Co., Ltd.

By:    /s/  J. S. Lee
     ---------------------------------
       J. S. Lee / Executive Managing Director


       U.S. Electricar, Inc.

By:    /s/  Roy Y. Kusumoto
     ---------------------------------
       Roy Y. Kusumoto / President & CEO

                                LICENSE AGREEMENT

This License Agreement is entered into on February 27, 1997, by and between U.S. Electricar, Inc., a California corporation (hereinafter referred to as "Licensor"), and Hyundai Motor Company and Hyundai Electronics Industries Co., Ltd. (hereinafter jointly referred to as "Licensee").


                                   WITNESSETH:

WHEREAS, Licensor has acquired or developed considerable technical information and expertise relating to the design, assembly, manufacture and sale of the Panther(TM) Systems; and

WHEREAS, Licensee desires to secure from Licensor the right to use such technical information and expertise in order to develop, manufacture, assemble, sell and distribute the Panther(TM) Systems; and

WHEREAS, it is the mutual intent of the parties to set forth the terms and conditions under which Licensor will permit Licensee to use said technical information.

NOW, THEREFORE, the parties hereby agree as follows:


                                 I. DEFINITIONS

(A) "Licensed Panther(TM) Systems" as used herein shall mean Propulsion Systems for Electric Vehicles which are or will be developed by Licensor during the term of this License Agreement, including upgrades to said systems developed by Licensor, all of which may be assembled by Licensee, or Licensee's designated manufacturer, in accordance with the Technical Data. Notwithstanding the foregoing, Licensor may customize a propulsion system exclusively for a customer other than Licensee using Technical Data and the Licensed Panther(TM) Systems ("Customized System").

(B) "Licensed Component(s)" as used herein shall mean such parts of the Licensed Panther(TM) Systems as are designed and manufactured by Licensor at its plants and identified in Exhibit A attached hereto, all of which Licensed Components may be manufactured by Licensee in accordance with the Technical Data.

(C) "Licensed Item(s)" as used herein shall mean Licensed Panther(TM) Systems and Licensed Component(s).

(D) "Technical Data" as used herein shall mean such technical data and any patents relating thereto, assembly, subassembly and parts drawings, and applicable material specifications, stamping, casting and forging drawings, labor and tool routing sheets, process specifications, drawings of special tools, fixtures, dies, jigs, gauges and patterns, and production and inspection procedures as are designed or created by Licensor and used by it in the development and assembly of Licensed Panther(TM) Systems, and the manufacture of Licensed Components, and which are specified in Exhibits A and B attached hereto and incorporated herein by this reference.

(E) "Korea" as used herein means the territory of Korea.

                                    II. GRANT

Subject to the terms and conditions of this License Agreement, Licensor hereby grants to Licensee license to use Technical Data in the manufacture and assembly of Licensed Panther(TM) Systems, and the manufacture and assembly of Licensed Components for use in such Licensed Items, for the following purposes:

       1) Use within motor vehicles built by Licensee or built by subsidiaries owned more than fifty percent (50%) by Licensee (hereinafter referred to as "Licensee Motor Vehicles"), or for use as spare parts for such Licensee Motor Vehicles;

       2)  The   manufacturing   and  distributing   licenses  to  the  Licensed
Panther(TM)  Systems  shall also be exclusive to HMC for the territory of Korea;
and

       3) Motor vehicles manufactured pursuant to this Article II may be exported to any other country.


               III. OWNERSHIP OF TECHNICAL DATA AND LICENSED ITEMS

(A) During the term of this License Agreement, the Technical Data and the Licensed Items shall remain owned by Licensor. In addition to any other rights it may have, Licensor expressly retains the right to customize a propulsion system exclusively for a customer other than Licensee, provided that:

(B) Nothing in this License Agreement shall be deemed to constitute a transfer of title, or any interest other than a license, in the Technical Data or the Licensed Items.

(C) Any improvements, enhancements, and/or modifications made by Licensee to the Technical Data or the Licensed Items shall be the property of Licensee. Licensor shall have a fully-paid, worldwide, non-exclusive license to use, manufacture, sell, distribute and sublicense such improvements, enhancements, and/or modifications. The obligations of Licensee to provide Licensor with information regarding any improvements, enhancements or modifications to the technology is expressly understood to be ongoing. In furtherance of this obligation, Licensee will meet at least quarterly with Licensor to review the status of transfer of technical data, as well as progress on improvements, updates or upgrades thereto.

(D) Any improvements, enhancements, and/or modifications made by Licensor to the Technical Data shall be the property of Licensor. Licensee shall have such license rights in the improvements, enhancements, and/or modifications made by Licensor as have been granted to Licensee in Article II above. The obligations of Licensor to provide Licensee with information regarding any improvements, enhancements or modifications to the technology is expressly understood to be ongoing. In furtherance of this obligation, Licensor will meet at least quarterly with Licensee to review the status of transfer of technical data, as well as progress on improvements, updates or upgrades thereto

(E) The parties agree to cooperate with and to assist each other in protecting the intellectual property rights to the Technical Data, the Licensed Items, and any improvements, enhancements, and/or modifications made thereto by Licensee or Licensor, including assistance in filing for patent protection worldwide. The parties agree that this is one of the material terms of this License Agreement, and each recognizes the importance of protecting the intellectual property and providing assistance in filing for patent protection worldwide. Each party further agrees that these obligations are expressly understood to be ongoing throughout the term of this License Agreement.

                        IV. DISCLOSURE OF TECHNICAL DATA

(A) Licensor shall supply the Technical Data to Licensee as requested by Licensee during the term of this License Agreement. Unless the parties shall otherwise agree, the Technical Data shall be supplied in written form at the office of Licensor located in Torrance, California. In addition, Licensor shall also supply to Licensee identification listings of basic manufacturing and inspection equipment for use by the latter in connection with the development, assembly and manufacture of Licensed Items.

(B) In no event shall Licensor disclose or supply any Technical Data to Licensee on or after the date of termination of this License Agreement. All Technical Data to be supplied under the terms of this License Agreement shall be in the language and the system of measures used by Licensor.

(C) The Technical Data is confidential. Licensee shall preserve and protect the confidential nature of the Technical Data, and accordingly shall not disclose the Technical Data to third parties without the written consent of Licensor. Said consent will not, however, be required in order to disclose the Technical Data to the following parties, provided that, in each case, said parties shall agree in writing that (i) the Technical Data will only be used to develop, assemble, and manufacture Licensed Items under this License Agreement, and (ii) the Technical Data shall not be disclosed to third parties.

       1. To those of their respective employees necessary to enable Licensee and/or Licensee's designated manufacturer to manufacture and assemble Licensed Panther(TM) Systems and Licensed Components.

       2. To suppliers of Licensee and/or Licensee's designated manufacturer to the extent necessary to enable such suppliers to deliver to Licensee and/or Licensee's designated manufacturer the materials and components required to manufacture and assemble Licensed Components and Licensed Panther(TM) Systems.

       3. To subcontractors and sub-subcontractors of Licensee and/or Licensee's designated manufacturer to the extent necessary to enable such subcontractors and sub-subcontractors to perform work required to manufacture and assemble Licensed Components and Licensed Panther(TM) Systems.

The disclosures permitted under (1), (2) and (3) above of this Article IV shall not relieve Licensee, or permitted third parties under this License Agreement, of the obligation to maintain the Technical Data in confidence.

(D) Notwithstanding the foregoing, the obligation provided for in this Article IV shall not apply to any information: 1) which is already known to Licensee at the time of disclosure; or 2) which becomes lawfully known to the public through sources other than Licensee; and 3) which is received by Licensee from a third party where the disclosure by the third party is not in violation of any law or contract.


                             V. TECHNICAL ASSISTANCE

(A) Licensor shall use its reasonable efforts to furnish, upon written request of Licensee, the services of engineers, and/or technicians ("technicians") in Korea to assist Licensee in acquiring knowledge and training relating to the development or assembly of Licensed Panther(TM) Systems and manufacture of Licensed Components in accordance with the Technical Data (hereinafter referred to as "Technical Assistance"). Such technicians shall be made available to Licensee for reasonable periods of time throughout the term of this License Agreement. Subject to the agreement on the terms of visit, Licensee agrees to pay for the out-of-pocket expenses incurred by such technicians in providing said services, such expenses to include airfare, room and board.

(B) Licensor shall permit a reasonable number of Licensee's employees to visit the plants of Licensor for reasonable training periods to enable Licensee's employees to gain knowledge with respect to the assembly of Licensed Panther(TM) Systems and the manufacture of Licensed Components in accordance with the Technical Data and training program. Licensor and Licensee shall consult and agree upon the number of Licensee's employees to visit and the duration of the visits, it being understand that the aggregate duration of all such visits during any one (1) year shall not exceed sixty (60) man-days unless Licensor shall otherwise agree. All salaries, costs and expenses of Licensee's technicians for such periods of training shall be paid by Licensee.

(C) All employees or other representatives of either party hereto, while at the premises of the other party, shall comply with all the then regularly established and existing rules and regulations of such other party.


                                 VI. INDEMNITIES

(A) Licensor shall not be liable to Licensee for any claim by any third party for personal injury or property damages based on breach of warranty or products liability allegedly due to a defect in a motor vehicle manufactured by HMC and using the Technical Data or Technical Assistance transferred under this Agreement. Specifically, Licensor shall not be liable for claims of personal injury or damage to property based on the design, manufacture, or assembly of Hyundai motor vehicles utilizing the Technical Data or Technical Assistance. Nevertheless, with respect to a claim made where the claim is based solely on an alleged defect in the Technical Data or Technical Assistance, Licensor shall defend and indemnify Licensee with respect to such claim. If a claim is made where the claim is based on both: (i) an alleged defect in the Technical Data or Technical Assistance; and (ii) an alleged defect in the design, materials or workmanship produced by Licensee; then each party shall bear its own costs of suit and its allocable share of any damages.

(B) Licensor warrants and represents that (i) it is the Licensor and proprietor of all right, title and interest in and to the Technical Data; (ii) it has the right and authority to enter into this Agreement and to license the Technical Data to Licensee in accordance with the terms hereof, and as of the date hereof, has no actual knowledge of any claim that the Technical Data infringes any copyright, patent, trade secret or other proprietary rights of any third party, and (iii) the performance of the terms of this Agreement and of Licensor's duties to Licensee hereunder will not breach any separate agreement or arrangement by which Licensor is bound.

(C) Licensor hereby agrees to defend, indemnify and hold Licensee, its directors, shareholders, agents, officers, employees, authorized assignees and successors in interest harmless from and against any claims, suits, losses, damages, judgments, fines, costs, expenses, obligations, recoveries and deficiencies, including penalties, interests, and reasonable attorney fees, and all liability that Licensee may incur or suffer resulting from any claim of infringement of any patent, copyright, trademark, trade secret or any other intellectual property right of any third party by the Technical Data or resulting from its use under this Agreement.

(D) Where indemnification is required or appears probable pursuant to paragraphs
(A) and (C) herein, the Licensee shall provide prompt written notice to the Licensor, and cooperate reasonably and at the Licensor's expense with the Licensor. Licensee shall not settle any claim hereunder, without the Licensor's prior approval. The foregoing rights to indemnification are contingent upon the
Licensee: (i)promptly notifying the Licensor in writing; (ii) allowing the Licensor, at Licensor's expense, to direct the defense or settlement of such claim or suit; and (iii) giving to the Licensor, at the Licensor's expense, reasonable information and assistance for such defense or settlement, including providing such witnesses for testimony as may reasonably be required.

(E) The indemnity provisions herein shall continue throughout the term of this Agreement and shall survive any termination or expiration of this Agreement.


                                 VII. ROYALTIES

In consideration for the rights granted to Licensee hereunder, Licensee agrees to pay a fee to Licensor in the total sum of $2 million. At Licensor's request, $1.85 million of said fee shall be paid by Licensee to Licensor within ____ days of the Effective Date of this License Agreement. The remaining $150,000 portion of said $2 million fee shall be paid on a periodic installment basis as follows: a $25,000 payment by Licensee to Licensor on or before the anniversary of the Effective Date of this License Agreement, through and including the sixth anniversary of this License Agreement, for a total of $150,000 in installment payments (6 x $25,000).

                             VIII. BOARD MEMBERSHIP

Licensor hereby agrees to take such steps as may be required to appoint a person designated by Licensee to the Board of Directors of Licensor or as an Observer to said Board, as Licensee may elect in its sole discretion, such appointment to be effective within ______ days of the execution of this Agreement. Licensor also hereby agrees, during the term of the Agreement, to provide Licensee (either through Licensee's designee serving on the Licensor's Board of Directors or otherwise upon the Licensee's written request to the Licensor) with prompt delivery of, or access to, the Licensor's corporate, business, accounting and financial information and documents, including but not limited to all information and documents made available or discussed at meetings of the Licensor's Board of Directors, all documents and reports filed or proposed to be filed by the Licensor with any executive, legislative, administrative or judicial office or agency; and all corporate minutes, articles of incorporation, bylaws, contracts, agreements, shareholder lists, correspondence, press releases, financial statements, books and records, and other documents of the Licensor (collectively "Information"); provided, however, that Licensee shall hold in strict confidence all Information which has not yet been made generally available to the public and shall not engage, directly or indirectly, in any transaction involving securities of the Licensor while in possession of Information which is material and has not yet been made generally available to the public.


                          IX. TRADEMARKS AND PUBLICITY

(A) Nothing in this License Agreement shall be construed to authorize the use by Licensee of any trademarks or other distinctive marks or signs owned by Licensor unless prior approval in writing is received from Licensor. Licensee shall only utilize its own trademarks. Licensee may, if it so elects, affix to any Licensed Item made by Licensee under this License Agreement such marks as the parties may agree upon in writing.

(B) Notwithstanding anything contained in this License Agreement to the contrary, the parties shall have the right to use the trademarks of the other parties in connection with announcements regarding the relationship of the parties. No such announcement shall be made, however, without the prior consent of the other party. Consent of the other party shall be deemed to have been given if a written copy of the notice is provided to the other party, and such party does not object in writing to such announcement. Neither party shall unreasonably withhold its consent to such announcements.


                      X. FAILURES AND DELAYS IN PERFORMANCE

Neither Licensor nor Licensee shall be liable in damages or otherwise for any delay or default in performance under this License Agreement where such delay or default is due to any cause beyond its control or is caused by war, strikes, other labor trouble, shortage of labor or material, riots, fires, floods, public calamity, transportation difficulties, or by an act or omission of any governmental authority.


                            XI. TERM AND TERMINATION

(A) This License Agreement shall be effective from the date when this License Agreement is signed by the parties hereto ("Effective Date") and continue in effect until December 31, 2010.

(B) Without limiting any other rights either party may have, it is specifically understand that:

       1) In the event of either party's dissolution, or the liquidation of either party's assets, or the filing of a voluntary petition in bankruptcy, or the filing of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after filing; or

       2) In the event either party breaches any material term hereunder more than twice in any twelve (12) month period and the defaulting party has received written notice of each breach;

then the other party shall have the right, at its sole option and upon written notice to the bankrupt and/or defaulting party, to terminate this License Agreement immediately.

(C) The parties agree and acknowledge that this License Agreement constitutes, and throughout its term shall continue to be, an executory contract under which Licensor is a licensor of a right to intellectual property, pursuant to 11 U.S.C. ss. 365(n), and therefore that this License Agreement is, in the event of a future bankruptcy filing against Licensor, subject to the provisions of 11 U.S.C. ss. 365(n), and accordingly, in such event, Licensee would have the rights and privileges enumerated in 11 U.S.C. ss. 365(n).


                        XII. CONSEQUENCES OF TERMINATION

Upon termination of this License Agreement for any reason, except breach of its terms by Licensee, Licensee shall have a permanent, fully-paid license to the Technical Data, under the same terms as set forth in Article II, without any additional payments. Licensor shall retain title and ownership to the Technical Data. If Licensee breaches the License Agreement, all Technical Data shall be returned to Licensor. Licensee shall have no rights to improvements, enhancements, or modifications to the Technical Data or Licensed Items made by Licensor subsequent to the termination of this License Agreement.

                     XIII. ASSIGNMENT AND SUBLICENSE RIGHTS

Except as otherwise provided in this License Agreement, Licensee shall not assign or sublicense its rights under this License Agreement.

Licensee may appoint subcontractors as its subcontractors to undertake the manufacture or assembly of Licensed Components.


                            XIV. DISCLAIMER OF AGENCY

This License Agreement shall not constitute Licensee as the legal representative or agent of Licensor, nor shall Licensee have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of, or on behalf of, Licensor.


                             XV. GENERAL PROVISIONS

(A) Title and Subtitles. The titles of the Articles and Paragraphs of this License Agreement are for the convenience of reference only, and are not to be considered in construing this License Agreement.

(B) Counterparts. This License Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(C) Entire Agreement. This License Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all documents and correspondence with respect to such subject matter prior to the date hereof. No amendment to this License Agreement shall be effective unless in writing and signed by all parties hereto.

(D) Waiver. The failure of a party to insist on the strict performance of any provision of this License Agreement or to exercise any right, power, or remedy upon a breach hereof shall not constitute a waiver of any provision of this License Agreement or limit the party's right thereafter to enforce any provision or exercise any right.

(E) Notice. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this License Agreement shall be in writing and either (i) served personally on the other party, (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its/their address indicated next to their signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice, (iii) delivered by commercial courier to the other party, or (iv) sent by facsimile with the original sent by express mail. Such notice shall be deemed received on the second day after transmittal if sent by one day courier together with a transmission of such notice by facsimile if the recipient has the capability to notice a facsimile at its address, and if sent by other methods shall be deemed received upon receipt.

(F) Governing Law. This License Agreement has been entered into in California, and shall be governed by the laws of the State of California, United States of America.

(G) Arbitration. All disputes arising in connection with this License Agreement shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICOC") by one or more arbitrators appointed in accordance with ICOC rules. The place of arbitration shall be the country of the respondents.


IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first above stated.


       Hyundai Motor Company

By:       / s /  Y. I. Lee
     --------------------------------------------
       Y. I. Lee / Vice President


       Hyundai Electronics & Industries Co., Ltd.

By:       / s /  J. S. Lee
     --------------------------------------------
       J. S. Lee / Executive Managing Director


       U.S. Electricar, Inc.

By:       / s /  Roy Y. Kusumoto
     --------------------------------------------
       Roy Y. Kusumoto / President & CEO




*  NOTE:
       (1) This License Agreement includes the Addendum dated February 27, 1997.
       (2) "Exhibit A" means the drawing tree of Licensed Panther(TM) Systems.
       (3) "Exhibit B" means the "Technical Data List" which will be attached to this License Agreement.

                                                                       EXHIBIT A


The following drawing tree graphic data is available from the Company upon request.

                                     CEU P60
                                    V10000AA

                                P60NVRT DWG TREE
                            DRAWING NUMBER V10000TA

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 4/19/96]

                                     CEU P60
                                    V20000A-

                              P60/6 INVRT DWG TREE
                             DRAWING NUMBER V20000T-


                           [GRAPHIC OF DRAWING TREE
    BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 12/20/96]

                                  BCU ASSEMBLY
                                    B10000A-

                                 BCU DWG TREE
                             DRAWING NUMBER B10000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 1/2/97]

                                       GDU
                                    G01000A-

                                  GDU DWG TREE
                             DRAWING NUMBER G10000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 11/18/96]

                                 EDM P60 ASSEMBY
                                    M01000AA

                                  EDM DWG TREE
                             DRAWING NUMBER M01000TA

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 11/14/96]

                                   A/C SYSTEM
                                    A01000A-

                               A/C SYSTEM DWG TREE
                             DRAWING NUMBER A0100T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 9/24/96]

                            POWER STEERING UNIT (PSU)
                                    P01000A-

                                  PSU DWG TREE
                             DRAWING NUMBER P01000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 7/26/96]

                              HVDC CONTRACTOR ASSY
                                    K10100A-

                         HVDC CONTRACTOR ASSY DWG TREE
                            DRAWING NUMBER K10100T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 9/16/96]

                                 CEI HARNESS KIT
                                    K20100A-

                            CEU HARNESS KIT DWG TREE
                            DRAWING NUMBER K20100T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 9/5/96]

                            BATTERY VOLT-AMP DISPLAY
                                    D01000A-

                         BATTERY VOLT-AMP DISPLAY DWG TREE
                            DRAWING NUMBER D01000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 1/2/97]

                             BATTERY V-I SENSE BOARD
                                    K30100A-

                        BATTERY V-I SENSE BOARD DWG TREE
                             DRAWING NUMBER K30100T-


                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 1/2/97]

                                  PRELIMINARY

                                     CEU P90
                                    V30000A-

                               P90 INVRT DWG TREE
                            DRAWING NUMBER V30000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 12/20/96]

                                  PRELIMINARY

                                    CEU P120
                                    V40000A-

                               P12 INVRT DWG TREE
                            DRAWING NUMBER V40000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 12/20/96]

                                ACCENT CONVERSION
                                    SAC100A-

                           ACCENT CONVERSION DWG TREE
                             DRAWING NUMBER SAC100T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 11/18/96]

                   HYUNDAI HYBRID SOC AND BIAS POWER ASSEMBLY
                                    B01000A-

                 HYUNDAI HYBRID SOC AND BIAS POWER ASSY DWG TREE
                            DRAWING NUMBER B01000T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 11/14/96]

                   HYUNDAI SERIES-TYPE HYBRID EV BCU SYSTEM
                                   SBCU01A-

                  HYUNDAI SERIES-TYPE HYBRID EV BCU SYSTEM DWG TREE
                            DRAWING NUMBER SBCU01T-

                           [GRAPHIC OF DRAWING TREE
     BY CINDA TANG, SYSTRONIX CORPORATION TORRANCE CALIFORNIA DATED 11/14/96]

                                    EXHIBIT B

TECHNICAL DATA

1.  System Engineering
       1) concept and technical background
       2) simulation and analysis
       3) design and test specification including testing know-how
       4) test procedure of system performance
       5) evaluation and verification for system performance

2.  Hardware    Engineering   (Design   Concept,    Technical   Background   and
    Implementation)
       1) power electronics
       2) signal processing (digital and analog)
       3) unit-to-unit and human-to-system interface
       4) EMI/EMC solution

3.  Software    Engineering   (Design   Concept,    Technical   Background   and
    Implementation)
       1) development environment (S/W and H/W tool and documentation)
       2) flow chart and algorithm
              2-1) flow chart:  (CEU, APC and BCU)
                  a) main program functions
                  b) list of names of all main modules with the description of the main functions performed by each module
                  c) communication methods for RS232 and CAN
              2-1) algorithms not described in the flow charts
                  a) module control (CEU and APC)
                  b) motion control
                  c) general fault detection and handling
                  d) charging and state of charge (CEU and BCU)
       3) debugging for each function in Panther system
       4) additional necessary information regarding manufacturing

4.  Mechanical Matching Engineering
       1) design concept
       2) technical background and implementation

5.  Manufacturing Engineering
       1) concept and technical background
       2) manufacturing and / or assembly process in mass production

6.  Qualification
       1) qualification program (including test specification)
       2) reliability program (including test specification)
       3) durability program (including test specification)

7.  Others
       1) safety, diagnostics
              - test background
              - tool and implementation
       2) industrial standard (UL, IEEE, etc.)

                                    ADDENDUM

                          Hyundai Motor Company ("HMC")
                                       and
                Hyundai Electronics Industries Co., Ltd. ("HEI")
                                       and
                          U.S. Electricar, Inc. ("USE")

                                February 27, 1997


Regarding the 27 February Agreement bvetween HMC and HEI and USE (hereinafter "the License Agreement "), each party agrees to add the following paragraph to the end of paragraph VI(A) of the License Agreement dated February 27, 1997.


"Licensor shall maintain a reasonable amount of product liability insurance to cover its obligations hereunder. The Licensor shall also name the Licensee as an additional named insured on its product liability insurance policies so that Licensee will be covered by Licensor's product liability insurance in the event that any claim is made against Licensee based on an alleged defect in the Technical Data or Technical Assistance transferred under this Agreement."

All other terms and conditions of the 27 February 1997 License Agreement remain in full force and effect.



       Hyundai Motor Company

By:    /s/  Y. I. Lee
     ---------------------------------
       Y. I. Lee / Vice President


       Hyundai Electronics & Industries Co., Ltd.

By:    /s/  J. S. Lee
     ---------------------------------
       J. S. Lee / Executive Managing Director


       U.S. Electricar, Inc.

By:    /s/  Roy Y. Kusumoto
     ---------------------------------
       Roy Y. Kusumoto / President & CEO